UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2025

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

DE	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd.		33602
Suite 2500
Tampa,	FL
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 13, 2025, the Board of Directors (the "Board") elected Sonya C. Little, former Executive Vice President, Chief Administrative Officer of Strategic Property Partners LLC, and Kathleen M. Shanahan, Senior Advisor and former Chief Executive Officer of Turtle & Hughes, Inc., to serve as a director of the Company, for a term expiring at the annual meeting of shareholders in 2025 or until each candidate's successor is elected and qualified. Ms. Little was appointed to serve as a member of the Audit Committee and Ms. Shanahan to serve as a member of the Compensation and Human Resources Committee ("CHR Committee") effective as of January 13, 2025.

Mses. Little and Shanahan are entitled to compensation for their service as a non-employee directors of the Company. Mses. Little and Shanahan will be eligible to receive director compensation as disclosed in the Company's 2024 Proxy Statement described under the caption "Director Compensation". Mses. Little and Shanahan have each been granted a prorated portion, valued at $64,726 of the 2024 annual grant of restricted stock units pursuant to the terms of The Mosaic Company Restricted Stock Unit Award Agreement. The date of grant of such restricted stock units is January 13, 2025.

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: November 12, 2024	By:	/s/ Philip E. Bauer
	Name:	Philip E. Bauer
	Title:	Senior Vice President, General Counsel
and Corporate Secretary